JOINT VENTURE ESTABLISHMENT AGREEMENT

The following Joint Venture Establishment Agreement (the "Agreement") is entered this 26th day of November 2010, by and between

Sino Payments, Inc.,("Sino Payments"), a US public corporation (OTCBB: SNPY) incorporated in USA whose registered office is located at 228 Park Avenue S #15210, New York, NY 10003

and

TAP Investments Group Limited,(TAP), a company incorporated in Hong Kong whose registered office is located at Unit G, 18/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong,

with reference to the following:

READINGS/RECITALS

A. TAP Investments Group Ltd. has established a Hong Kong Company, "TAP ePayment Services (HK) Ltd." for the purpose of pursuing joint business activities with Sino Payments, Inc.

B. TAP Investments Group Ltd. wishes to transfer 51% of the shares of TAP ePayment Services (HK) Ltd. to Sino Payments, Inc. in exchange for 1,000,000 (one million) common shares of Sino Payments, Inc. (OTCBB: SNPY)

C. Sino Payments agrees to exchange one million common shares of Sino Payments, Inc. (OTCBB: SNPY) in exchange for 51% of the Hong Kong Company TAP ePayment Services (HK) Ltd. for the purpose of TAP ePayment Services (HK) Ltd. to be a joint venture company to pursue ePayment projects jointly with TAP Investments Group Ltd.

D. Sino Payments agrees to provide a full use license of all Sino Payments processing software including the Global Payment Processing engine and Sino Payments ecommerce platform to TAP ePayment Services (HK) Ltd. upon transfer of 51% of the shares of TAP ePayment Services (HK) Ltd. to Sino Payments, Inc.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. TAP Investments Group Ltd. agrees to transfer 51% of the shares of TAP ePayment Services (HK) Ltd. to Sino Payments, Inc.

2. Sino Payments, Inc. agrees to:
   a. provide a license for full use of all Sino Payments ecommerce platform and the Sino Payments Global Payment Processing system to TAP ePayment Services (HK) Ltd. upon successful transfer of 51% of the shares of TAP ePayment Services (HK) Ltd. to Sino Payments, Inc.; and
   b. transfer one million common shares of Sino Payments, Inc (OTCBB: SNPY) to TAP Investments Group Ltd or any company within the Group or related parties.

1. REPRESENTATIONS, WARRANTS AND COVENANTS. Sino Payments represents warrants and covenants to TAP as follows:

A. Sino Payments and TAP have the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this

Initials ______ (Sino Payments) ______ (TAP Services (HK) Ltd.)

Agreement by Sino Payments and its delivery to TAP, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by Sino Payments's Board of Directors and no further authorization shall be necessary on the part of Sino Payments for the performance and consummation by Sino Payments of the transactions which are contemplated by this Agreement.

B. The business and operations of Sino Payments and TAP have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Sino Payments, TAP or their properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of Sino Payments or TAP or cause acceleration under any arrangement, agreement or other instrument to which the Sino Payments or TAP is a party or by which any of its assets are bound. Sino Payments and TAP, respectively, have performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

2. NOTICES. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Sino Payments:	**Sino Payments, Inc – Matthew Mecke, Chairman & CEO**
If to TAP:	**TAP Investments Group Ltd. – Calinda Lee, General Manager**

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

3. MISCELLANEOUS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the parties making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third party beneficiaries of this Agreement.

4. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. PRIVILEDGE/CONFIDENTIALITY. This specified agreement between **Sino Payments, Inc** and TAP Investments Group Ltd. requires confidentiality. This contract or agreement containing any terms or conditions contained herein cannot be distributed to any third party, or any other acting outside this agreement, without express written permission from both parties herein. This agreement, and the terms specified in the agreement are to be held confidential between **Sino Payments, Inc** ("Sino Payments") and TAP Investments Group Ltd. ("TAP"), subject only to financial/ legal disclosure requirements.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date written above.

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Sino Payments, Inc

Signature: ______________________ 26 NOV 2010
Matthew Mecke, Chairman & CEO

TAP Investments Group Ltd.

Signature: ______________________ 26 NOV 2010
Calinda Lee, General Manager

Initials ____ (Sino Payments) ____ (TAP Services (HK) Ltd.)